Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Maxwell Technologies, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Maxwell Technologies, Inc. of our reports dated February 12, 2015, relating to the consolidated financial statements, the effectiveness of Maxwell Technologies, Inc.’s internal control over financial reporting, and schedules appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

BDO USA, LLP
San Diego, California

May 11, 2015